Exhibit 23.1




                 Consent of Independent Auditors


We consent to incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038,
Form S-8 No. 33-39453, Form S-8 No. 33-44108, Form S-8
No. 33-89586, Form S-8 No. 33-89592, Form S-8 No. 333-05309,
Form S-8 No. 333-05251, Form S-3 No. 33-46870, Form S-3
No. 333-09113, Form S-4 No. 333-32109 and
Form S-4 No. 333-32109-01) of Sovereign Bancorp, Inc. of our report dated December 4, 1997, with respect to the supplemental consolidated financial statements of Sovereign Bancorp, Inc. incorporated by reference in its Registration Statement on Form S-4 to be filed on our about December 15, 1997, with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Harrisburg, Pennsylvania
December 15, 1997